Exhibit 3.3

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

EVOLUTION RESOURCES, INC.

The undersigned, the President of Evolution Resources, Inc., a Nevada corporation (the “Company”), in accordance with the provisions of the Nevada Revised Statutes, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Company, as amended to date, the following resolution creating a series of Series A Convertible Preferred Stock, was duly adopted on May 27, 2009.

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by provisions of the Articles of Incorporation of the Company, as amended to date (the “Articles of Incorporation”), there hereby is created out of the shares of Preferred Stock, $0.001 par value per share, of the Company authorized in Article IV of the Articles of Incorporation (the “Preferred Stock”), a series of Preferred Stock of the Company, to be named “Series A Convertible Preferred Stock,” consisting of Twenty Two Thousand Five Hundred (22,500) shares, which series shall have the following designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:

1.

Designation and Rank. The designation of such series of the Preferred Stock shall be the Series A Convertible Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”). The maximum number of shares of Series A Preferred Stock shall be Twenty Two Thousand Five Hundred (22,500) shares. The Series A Preferred Stock shall rank senior to the Company’s common stock, $0.001 par value per share (the “Common Stock”), and to all other classes and series of equity securities of the Company which by their terms rank junior to the Series A Preferred Stock (“Junior Stock”). The date of original issuance of the Series A Preferred Stock is referred to herein as the “Issuance Date”.

2.

Dividends.

(a)

The holders of Series A Preferred Stock shall not be entitled to receive dividends in any fixed amount; provided, however, that in the event that the Company shall at any time declare and pay a dividend or distribution of assets on the Common Stock, it shall, at the same time, declare and pay to each holder of Series A Preferred Stock a dividend equal to the dividend that would have been payable to such holder as if the shares of Series A Preferred Stock held by such holder had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividend.

(b)

The Company may not pay any dividend or make any distribution of assets on, or redeem, purchase or otherwise acquire, shares of Common Stock or of any other Junior Stock, unless all declared and unpaid dividends on the Series A Preferred Stock have been or are contemporaneously paid.

(c)

In the event of a dissolution, liquidation or winding up of the Company pursuant to Section 4, all accrued and unpaid dividends on the Series A Preferred Stock shall be payable on the day immediately preceding the date of payment of the preferential amount to the holders of Series A Preferred Stock. In the event of a redemption pursuant to Section 8, all accrued and unpaid dividends on the Series A Preferred Stock shall be payable on the day immediately preceding the date of such redemption.

(d)

For purposes hereof, unless the context otherwise requires, “distribution” shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in shares of Common Stock or other equity securities of the Company, or the purchase or redemption of shares of the Company (other than redemptions set forth in Section 8 below or repurchases of Common Stock held by employees or consultants of the Company upon termination of their employment or services pursuant to agreements providing for such repurchase or upon the cashless exercise of options held by employees or consultants) for cash or property.

3.

Voting Rights.

(a)

Class Voting Rights. So long as shares of the Series A Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least two-thirds (2/3rds) of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Series A Preferred Stock vote separately as a class, (i) authorize, create, issue or increase the authorized or issued amount of any class of debt or equity securities, ranking pari passu or senior to the Series A Preferred Stock, with respect to the distribution of assets on liquidation, dissolution or winding up; (ii) amend, alter or repeal the provisions of the Series A Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; (iii) repurchase, redeem or pay dividends on, shares of Common Stock or any other shares of the Company’s Junior Stock; (iv) amend the Articles of Incorporation or By-Laws of the Company so as to affect materially and adversely any right, preference, privilege or voting power of the Series A Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; (v) effect any distribution with respect to Junior Stock other than as permitted hereby; (vi) subject to the Company’s fiduciary duties under Nevada law, take any action to liquidate, dissolve or wind up the affairs of the Company; (vii) incur any indebtedness for borrowed money or issue any debt securities, or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money; (viii) sell, lease, assign, transfer or otherwise convey or otherwise dispose of all or substantially all of the assets of the Company or any of its subsidiaries, or effect any consolidation, merger or reorganization involving the Company or any of its subsidiaries, or effect any transaction or series of related transactions in which the Company’s stockholders immediately prior to such transaction or transactions own immediately after such transaction or transactions less than 50% of the voting securities of the surviving corporation or entity (or its parent); (ix) effect any transaction with the management, related parties or other affiliates of the Company, or extend or waive the terms of any such existing transactions, other than (A) issuances of options, warrants or Common Stock pursuant to an equity incentive plan or similar arrangement approved by the board of directors of the Company or (B) any other transaction with management, related parties or affiliates of the Company on terms approved by a majority of the members of the Company’s board of directors who are not, either directly or indirectly, a party to such transaction and (x) increase or decrease the number of directors on the board of directors of the Company.

(b)

General Voting Rights.

(i)

Subject to the limitations set forth in Section 7 herein, each holder of Series A Preferred Stock shall be entitled to vote on all matters, together with the holders of Common Stock, on an as converted basis.

(ii)

Except (A) with respect to transactions upon which the Series A Preferred Stock shall be entitled to vote separately as a class pursuant to Section 3(a) above, (B) with respect to the general voting rights granted pursuant to Section 3(b)(i) above and Sections 3(c) and 9 below and (C) as otherwise required by Nevada law, the Series A Preferred Stock shall have no voting rights.

(iii)

The Common Stock into which the Series A Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company, and none of the rights of the Preferred Stock.

(c)

Election and Removal of Directors by Series A Preferred Stock.  The holders of record of the shares of Series A Preferred Stock, exclusively, shall be entitled to nominate and elect one (1) director of the Company (the “Series A Director”). At each regularly scheduled meeting of the Company’s stockholders which is called for the purpose of electing members of the board of directors, the presence in person or by proxy of the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the purpose of electing the director by holders of the Series A Preferred Stock. A vacancy in said directorship filled by the holders of Series A Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series A Preferred Stock. The Series A Director may be removed, with our without cause, only by the holders of Series A Preferred Stock in the same manner as such director may be elected hereunder.

4.

Liquidation, Dissolution; Winding-Up.

(a)

In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of shares of the Series A Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to $100 per share (the “Liquidation Preference Amount”) plus all accrued and unpaid dividends before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock. If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount payable to the holders of outstanding shares of the Series A Preferred Stock and any series of preferred stock or any other class of stock that is on parity, as to rights on liquidation, dissolution or winding up, with the Series A Preferred Stock, then all of said assets will be distributed among the holders of the Series A Preferred Stock and the other classes of stock that are on parity with the Series A Preferred Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The liquidation payment with respect to each outstanding fractional share of Series A Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series A Preferred Stock. All payments for which this Section 4(a) provides shall be in cash, property (valued at its fair market value as determined reasonably and in good faith by the Company and the holders of a majority of the shares of Series A Preferred Stock outstanding at the time (the “Requisite Holders”)) or a combination thereof; provided, however, that no cash shall be paid to the holders of Junior Stock unless each holder of the outstanding shares of Series A Preferred Stock has been paid in cash the full Liquidation Preference Amount to which such holder is entitled as provided herein. After payment of the full Liquidation Preference Amount to which each holder is entitled, such holders of shares of Series A Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.

(b)

A consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed, shall, at the election of the Requisite Holders in writing within ten (10) days following the Company’s notice to such holders, be deemed to be a liquidation, dissolution, or winding up within the meaning of this Section 4. In the event of the merger or consolidation of the Company with or into another corporation, subject to Section 5(d)(v), and in the event the Requisite Holders do not elect to deem such transaction a liquidation event pursuant to this Section 4(b), the Series A Preferred Stock shall maintain its relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

(c)

Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall, to the extent possible, be given by mail, postage prepaid, no less than twenty (20) days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

5.

Conversion. The holder of Series A Preferred Stock shall have the following conversion rights (the “Conversion Rights”):

(a)

Right to Convert. At any time on or after the Issuance Date, the holder of any shares of Series A Preferred Stock may, at such holder’s option, subject to the limitations set forth in Section 7 herein, elect to convert (a “Conversion”) all or any portion of the shares of Series A Preferred Stock held by such person into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series A Preferred Stock being converted divided by (ii) the Conversion Price (as defined in Section 5(c) below) then in effect as of the date of the delivery by such holder of its notice of election to convert. In the event of a notice of redemption of any shares of Series A Preferred Stock pursuant to Section 8 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Company, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock. In the event of such a liquidation, dissolution or winding up, the Company shall provide to each holder of shares of Series A Preferred Stock notice of such liquidation, dissolution or winding up, which notice shall (i) be sent at least fifteen (15) days prior to the termination of the Conversion Rights and (ii) state the amount per share of Series A Preferred Stock that will be paid or distributed on such liquidation, dissolution or winding up, as the case may be.

(b)

Mechanics of Conversion. The Conversion of Series A Preferred Stock shall be conducted in the following manner:

(i)

Holder’s Delivery Requirements. To convert Series A Preferred Stock into full shares of Common Stock on any date (the “Conversion Date”), the holder thereof shall transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”), to the Company. As soon as practicable following such Conversion Date, such holder shall surrender to a common carrier for delivery to the Company the original certificates representing the shares of Series A Preferred Stock being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”) and the originally executed Conversion Notice.

(ii)

Company’s Response. Upon receipt by the Company of a copy of the fully executed Conversion Notice, the Company or its designated transfer agent (the “Transfer Agent”), as applicable, shall within three (3) business days following the date of receipt by the Company of a copy of the fully executed Conversion Notice, issue and deliver to the Depository Trust Company (“DTC”) account on the holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled. Notwithstanding the foregoing to the contrary, the Company or its Transfer Agent shall only be required to issue and deliver the shares to the DTC on a holder’s behalf via DWAC if (i) such conversion is in connection with a sale, (ii) the shares of Common Stock may be issued without restrictive legends and (iii) the Company and the Transfer Agent are participating in DTC through the DWAC system.  If all of the conditions set forth in clauses (i), (ii) and (iii) above are not satisfied, the Company shall deliver physical certificates to the holder or its designee. If the number of shares of Series A Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series A Preferred Stock being converted, then the Company shall, as soon as practicable and in no event later than three (3) business days after receipt of the Preferred Stock Certificate(s) and at the Company’s expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series A Preferred Stock not converted.

(iii)

Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the number of shares of Common Stock to be issued upon conversion, the Company shall cause its Transfer Agent to promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder’s Conversion Notice. If such holder and the Company are unable to agree upon the arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion within two (2) business days of such disputed arithmetic calculation being submitted to the holder, then the Company shall within two (2) business days submit via facsimile the disputed arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion to the Company’s independent, outside accountant (the “Accountant”). The Company shall cause the Accountant to perform the calculations and notify the Company and the holder of the results no later than five (5) business days from the time it receives the disputed calculations. The Accountant’s calculation shall be binding upon all parties absent manifest error. The expenses of such Accountant in making such determination shall be paid by the Company. The period of time in which the Company is required to effect conversions under this Certificate of Designations shall be tolled with respect to the subject conversion pending resolution of any dispute by the Company made in good faith and in accordance with this Section 5(b)(iii).

(iv)

Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of the Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(v)

Company’s Failure to Timely Convert.  If within three (3) business days of the Company’s receipt of an executed copy of the Conversion Notice (so long as the applicable Preferred Stock Certificates and original Conversion Notice are received by the Company on or before such third business day), the Transfer Agent shall fail to issue and deliver to a holder the number of shares of Common Stock to which such holder is entitled upon such holder’s conversion of the Series A Preferred Stock or to issue a new Preferred Stock Certificate representing the number of shares of Series A Preferred Stock to which such holder is entitled pursuant to Section 5(b)(ii) (a “Conversion Failure”), THEN in addition to all other available remedies that such holder may pursue hereunder and under then the Series A Convertible Preferred Stock Purchase Agreement (the “Series A Purchase Agreement”) among the Company and the initial holders of the Series A Preferred Stock (including indemnification pursuant to Article VII thereof), the Company shall pay additional damages to such holder on each day after such third (3rd) business day that such conversion is not timely effected and/or such Preferred Stock Certificate is not delivered in an amount equal 1.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 5(b)(ii) and to which such holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on a timely basis pursuant to Section 5(b)(ii), the number of shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock represented by such Preferred Stock Certificate, as of the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Section 5(b)(ii) and (B) the VWAP (as defined below) of the Common Stock on the last possible date which the Company could have issued such Common Stock and such Preferred Stock Certificate, as the case may be, to such holder without violating Section 5(b)(ii).  If the

Company fails to pay the additional damages set forth in this Section 5(b)(v) within seven (7) business days of the date incurred, then such payment shall bear interest at the rate of 1.0% per month (pro rated for partial months) until such payments are made.

(vi)

Buy-In Rights.  In addition to any other rights available to the holders of Series A Preferred Stock, if within three (3) business days of the Company’s receipt of an executed copy of the Conversion Notice (so long as the applicable Preferred Stock Certificates and original Conversion Notice are received by the Company on or before such third business day), the Transfer Agent shall fail to issue and deliver to a holder the number of shares of Common Stock to which such holder is entitled upon such holder’s conversion of the Series A Preferred Stock (a “Conversion Failure”), and if after such date the holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of the shares of Common Stock issuable upon conversion of Series A Preferred Stock which the holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (1) pay in cash to the holder the amount by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of Series A Preferred Stock that the Company was required to deliver to the holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) deliver to the holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence, the Company shall be required to pay to the holder $1,000. The holder shall provide the Company written notice indicating the amounts payable to the holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Series A Preferred Stock as required pursuant to the terms hereof.

(vii)

The term “VWAP” shall mean, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a trading market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the trading market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b)  if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Requisite Holders and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company..

(c)

Conversion Price. The term “Conversion Price” shall mean the lesser of (i) $1.00, as adjusted under Section 5(d) hereof (the “Fixed Conversion Price”) or (ii) 70% of the average VWAP during the five trading day period preceding any such Conversion Date.

(d)

Adjustments of Conversion Price.

(i)

Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the Fixed Conversion Price shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the Fixed Conversion Price shall be proportionately increased. Any adjustments under this Section 5(d)(i) shall be effective at the close of business on the date the stock split or combination becomes effective.

(ii)

Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Fixed Conversion Price shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the Fixed Conversion Price then in effect by a fraction:

(A)

the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(B)

the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock immediately prior to such event or (ii) a dividend or other distribution of shares of Series A Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock immediately prior to such event.

(iii)

Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of Series A Preferred Stock shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had their Series A Preferred Stock been converted into Common Stock immediately prior to such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 5(d)(iii) with respect to the rights of the holders of the Series A Preferred Stock; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(iv)

Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of the Series A Preferred Stock at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 5(d)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(d)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of the Series A Preferred Stock shall have the right thereafter to convert such shares of Series A Preferred Stock into the kind and amount of shares of stock and other securities that such holder would have had the right to receive had such holder converted its shares of Series A Preferred Stock immediately prior to the consummation of such reclassification, exchange, substitution or other change of the Common Stock, all subject to further adjustment as provided herein.

(v)

Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 5(d)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 5(d)(iv)), or a merger or consolidation of the Company with or into another corporation where the holders of outstanding voting securities prior to such merger or consolidation do not own over 50% of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Company’s properties or assets to any other person (an “Organic Change”) and the Requisite Holders do not elect to treat such event as a liquidation event pursuant to Section 4(b), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made if necessary and provision shall be made if necessary (by adjustments of the Conversion Price or otherwise) so that the holders of the Series A Preferred Stock shall have the right thereafter to convert such shares of Series A Preferred Stock into the kind and amount of shares of stock and other securities or property that such holder would have had the right to receive had such holder converted its shares of Series A Preferred Stock immediately prior to the consummation of such Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(d)(v) with respect to the rights of the holders of the Series A Preferred Stock after the Organic Change to the end that the provisions of this Section 5(d)(v) (including any adjustment in the Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series A Preferred Stock) shall be applied after that event in as nearly an equivalent manner as may be practicable.

(vi)

Adjustments for Issuance of Additional Shares of Common Stock.

(A)

In the event the Company, shall, at any time or from time to time, issue or sell any additional shares of Common Stock (otherwise than as provided in the foregoing subsections (i) through (v) of this Section 5(d) or pursuant to Common Stock Equivalents (hereafter defined) granted or issued prior to the Issuance Date) (the “Additional Shares of Common Stock”), at a price per share (the “New Issuance Price”) less than the Fixed Conversion Price, or without consideration, the Fixed Conversion Price then in effect upon each such issuance shall be adjusted to the New Issuance Price.  In the event any Additional Shares of Common Stock are issued without consideration, such Additional Shares of Common Stock will be deemed to have been issued for a per share consideration of $.01.

(B)

No adjustment of the number of shares of Common Stock shall be made under paragraph (A) of this Section 5(d)(vi) upon the issuance of any Additional Shares of Common Stock that are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Common Stock Equivalents (as defined below), if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Common Stock Equivalents (or upon the issuance of any warrant or other rights therefore) pursuant to Section 5(d)(vii).

(vii)

Issuance of Common Stock Equivalents. If the Company, at any time after the Issuance Date, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock (“Convertible Securities”), other than the Series A Preferred Stock, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities shall be issued or sold (collectively, the “Common Stock Equivalents”) and the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent (the “Per Common Share Price”) shall be less than the Fixed Conversion Price, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended or adjusted shall make the Per Common Share Price be less than Fixed Conversion Price in effect at the time of such amendment or adjustment, then the Fixed Conversion Price then in effect shall be adjusted pursuant to Section 5(d)(vi)(A) above assuming that all Additional Shares of Common Stock have been issued pursuant to the Convertible Securities or Common Stock Equivalents for a purchase price equal to the Per Common Share Price.

(viii)

Consideration for Stock. In case any shares of Common Stock or Convertible Securities other than the Series A Preferred Stock, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold:

(A)

in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be deemed to be the fair value, as determined reasonably and in good faith by the Company and the Requisite Holders, of such portion of the assets and business of the nonsurviving corporation as the Company and the Requisite Holders may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

(B)

in the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Fixed Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the determination of the applicable Fixed  Conversion Price or the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock. In the event any consideration received by the Company for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Company and the Requisite Holders. In the event Common Stock is issued with other shares or securities or other assets of the Company for consideration which covers both, the consideration computed as provided in this Section 5(d)(viii) shall be allocated among such securities and assets as determined in good faith by the Company and the Requisite Holders.

(ix)

Record Date. In case the Company shall take record of the holders of its Common Stock or any other Preferred Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(x)

Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to any Conversion Price upon (i) the Company’s issuance of any Additional Shares of Common Stock and warrants therefore in connection with a merger and/or acquisition, consolidation, sale or disposition of all or substantially all of the Company’s assets; provided that the Conversion Price shall be adjusted in accordance with Section 5(d)(v), (ii) the Company’s issuance of Additional Shares of Common Stock or warrants therefore in connection with strategic agreements (e.g., any issuances of securities to consultants or public relations consultants to the Company so long as such issuances do not in the aggregate exceed five percent (5%) of the Company’s issued and outstanding shares of Common Stock as of the Issuance Date) so long as such issuances are not for the purpose of raising capital, (iii) Common Stock or grants of options to purchase Common

Stock pursuant to any equity incentive plan or similar arrangement approved by the Company’s board of directors, so long as such issuances in the aggregate do not exceed the number of shares of Common Stock (or options to purchase such number of shares of Common Stock) issuable pursuant to such plans as they exist on the date hereof and (iv) the issuance of Common Stock upon the exercise or conversion of any securities described in clauses (i) through (iii) above.

(e)

No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.  In the event a holder shall elect to convert any shares of Series A Preferred Stock as provided herein, the Company cannot refuse conversion (subject to the limitations set forth in Section 7 herein) based on any claim that such holder or any one associated or affiliated with such holder has been engaged in any violation of law, unless (i) an order from the Securities and Exchange Commission prohibiting such conversion or (ii) an injunction from a court, on notice, restraining and/or adjoining conversion of all or of said shares of Series A Preferred Stock shall have been issued and the Company posts a surety bond for the benefit of such holder in an amount equal to 100% of the Liquidation Preference Amount of the Series A Preferred Stock such holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains judgment.

(f)

Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series A Preferred Stock a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of such affected Series A Preferred Stock, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series A Preferred Stock. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

(g)

Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(h)

Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or three (3) business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the holder of record at its address appearing on the books of the Company. The Company will give written notice to each holder of Series A Preferred Stock at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to each holder of Series A Preferred Stock at least twenty (20) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

(i)

Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the VWAP of the Common Stock for the five (5) consecutive trading days immediately preceding the Conversion Date.

(j)

Reservation of Common Stock. The Company shall, so long as any shares of Series A Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series A Preferred Stock then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 100% of the number of shares of Common Stock for which the shares of Series A Preferred Stock are at any time convertible. The initial number of shares of Common Stock reserved for conversions of the Series A Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Series A Preferred Stock based on the number of shares of Series A Preferred Stock held by each holder of record at the time of issuance of the Series A Preferred Stock or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder’s shares of Series A Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any shares of Series A Preferred Stock shall be allocated to the remaining holders of Series A Preferred Stock, pro rata based on the number of shares of Series A Preferred Stock then held by such holder.

(k)

Retirement of Series A Preferred Stock. Conversion of Series A Preferred Stock shall be deemed to have been effected on the applicable Conversion Date. Upon conversion of only a portion of the number of shares of Series A Preferred Stock represented by a certificate surrendered for conversion, the Company shall issue and deliver to such holder at the expense of the Company, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered as required by Section 5(b)(ii).

(l)

Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of Series A Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

6.

Preemptive Rights. If the Company authorizes the issuance and sale of any securities other than (i) pursuant to an underwritten public offering registered under the Securities Act of 1933, as amended, (ii) pursuant to an equity incentive plan or similar arrangement approved by the board of directors of the Company, so long as such issuances in the aggregate do not exceed the number of shares of Common Stock (or options to purchase such number of shares of Common Stock) issuable pursuant to such plans as they exist on the date hereof and or (iii) pursuant to a merger or consolidation approved by the board of directors of the Company and the Requisite Holders, the Company shall first offer in writing to sell to each holder of Series A Preferred Stock a portion of the securities being issued equal to the quotient obtained by dividing (A) the aggregate number of shares of Series A Preferred Stock then owned by such holder by (B) the aggregate number of shares of Series A Preferred Stock then outstanding. If all offered securities are not subscribed for by the holders of the Series A Preferred Stock in a writing delivered to the Company within twenty (20) days after the date of delivery of the Company’s original notice to such holder, then the Company shall offer all of such un-subscribed securities to those holders of the Series A Preferred Stock that did elect to subscribe for such securities. If such offer is oversubscribed by such holders of Series A Preferred Stock then the Company shall offer such securities to such holders of Series A Preferred Stock pro rata on the basis of the number of originally unsubscribed securities then being subscribed for by each such holder in relation to the aggregate number of originally unsubscribed securities. If the holders of Series A Preferred Stock do not elect to subscribe for all of such securities in writing delivered to the Company within twenty (20) days after the date of delivery of the Company’s second notice, then the Company shall be free to offer such securities to any other person or persons at a price and on terms determined by the Company, provided that such price and terms are no more favorable to such person or persons than the price and terms on which such securities were offered to the holders of Series A Preferred Stock. Any securities not sold by the Company within ninety (90) days after the date of the Company’s initial notice to the holders of Series A Preferred Stock hereunder shall then become subject again to the provisions of this Section 6.

7.

Limitation on Beneficial Ownership. Notwithstanding anything herein to the contrary, the Company shall not effect and shall have no obligation to effect any conversion of any shares of Series A Preferred Stock, and no holder of shares of Series A Preferred Stock  shall have the right to convert any shares of Series A Preferred Stock, to the extent that after giving effect to such conversion, the beneficial holder of such shares (together with such holder’s affiliates) would have acquired, through conversion of shares of Series A Preferred Stock or otherwise, beneficial ownership of a number of shares of Common Stock that exceeds 9.99% (“Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a holder of Series A Preferred Stock and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted shares if Series A Preferred Stock beneficially owned by such holder or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities (excluding the shares of Series A Preferred Stock, but including, without limitation, any other any stock or securities directly or indirectly convertible into or exchangeable or exercisable for Common Stock (“Convertible Securities”), any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities, any call, put or other right to acquire Common Stock granted or issued by the Company to such holder or any of its affiliates) of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 7, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. Likewise, the Company shall not give effect to any voting rights of the shares of Series A Preferred Stock, and any holder of shares of Series A Preferred Stock shall not have the right to exercise voting rights with respect to any shares of Series A Preferred Stock pursuant hereto, to the extent that giving effect to such voting rights would cause such holder (together with its affiliates) to be deemed to beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to such exercise of voting rights. For purposes of this Section 7, in determining the number of outstanding shares of Common Stock, a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 8-K, Form 10-Q or Form 10-K as the case may be, (2) a more recent public announcement by the Company, or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any holder of Series A Preferred Stock, the Company shall promptly, but in no event later than three (3) business days following the receipt of such notice, confirm orally and in writing to any such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversions of any shares of Series A Preferred Stock by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, a holder of shares of Series A Preferred Stock may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% nor less than 4.99% as specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to such holder and not to any other holder.

8.

Redemption.

(a)

Holder’s Redemption Right. At any time on or following the earlier of (i) the breach by the Company of any of its obligations under Section 3.19 of the Series A Purchase Agreement or (ii) the one year anniversary of the Issuance Date, the holder of any shares of Series A Preferred Stock shall have the right, at such holder’s option, to require the Company to redeem all or any portion of the shares of Series A Preferred Stock held by such holder, for cash, at a price per share of Series A Preferred Stock equal to 100% of the Liquidation Preference Amount plus all accrued and unpaid dividends from such holder (the “Redemption Price”).

(b)

Mechanics of Redemption. To require the Company to redeem any shares of Series A Preferred Stock for cash pursuant to Section 8(a) above, the holder shall deliver written notice thereof to the Company by facsimile (or otherwise deliver under Section 5(h)) (the “Notice of Redemption”), which Notice of Redemption shall indicate the number of shares of Series A Preferred Stock that such holder is electing to redeem. As soon as practicable thereafter, such holder shall surrender to a common carrier for delivery to the Company the Preferred Stock Certificates.

(c)

Payment of Redemption Price and Issuance of New Certificates.

(i)

Upon the Company’s receipt of a Notice of Redemption from any holder of shares of Series A Preferred Stock, the Company shall immediately notify such holder by facsimile of the Company’s receipt of such notice, and, within five (5) business days following receipt of such Notice of Redemption (the “Redemption Date”), deliver the applicable Redemption Price to such holder. To the extent redemptions required by this Section 8 are deemed or determined by a court of competent jurisdiction to be prepayments of the Series A Preferred Stock by the Company, such redemptions shall be deemed to be voluntary prepayments. If the Company shall fail to pay the Redemption Price to any holder on a timely basis as described in this Section 8(c), in addition to any remedy such holder of Series A Preferred Stock may have under this Certificate of Designation, such unpaid amount shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.  Until the full Redemption Price is paid in full to such holder, such holder may (i) void the Notice of Redemption with respect to those shares of Series A Preferred Stock for which the full Redemption Price has not been paid, (ii) receive back such shares of Series A Preferred Stock and (iii) require that the Conversion Price of such returned shares of Series A Preferred Stock be adjusted to the lesser of (A) the Conversion Price and (B) 30% of the average VWAP during the five trading day period ending on the date the holder voided the Notice of Redemption.

(ii)

If the number of shares of Series A Preferred Stock represented by the Preferred Stock Certificate(s) submitted for redemption under this Section 8 is greater than the number of shares of Series A Preferred Stock being redeemed, then the Company shall, as soon as practicable and in no event later than five (5) business days after receipt of the Preferred Stock Certificate(s) and at the Company’s expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series A Preferred Stock not being redeemed. If within five (5) business days of the Company’s receipt of an executed copy of the Notice of Redemption (so long as the applicable Preferred Stock Certificate are received by the Company on or before such fifth business day), the Company shall fail to issue a new Preferred Stock Certificate representing the number of shares of Series A Preferred Stock to which such holder is entitled pursuant to the first sentence of this Section 8(c)(ii), THEN in addition to all other available remedies that such holder may pursue hereunder and under the Series A Purchase Agreement (including indemnification pursuant to Article VII thereof), the Company shall pay additional damages to such holder on each day after such fifth (5th) business day that such Preferred Stock Certificate is not delivered in an amount equal 1.5% of the product of (A) the number of shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock represented by such Preferred Stock Certificate, as of the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating this Section 8(c)(ii) and (B) the VWAP of the Common Stock on the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating this Section 8(c)(ii).  If the Company fails to pay the additional damages set forth in this Section 8(c)(ii) within seven (7) business days of the date incurred, then such payment shall bear interest at the rate of 1.0% per month (pro rated for partial months) until such payments are made.

9.

Vote to Change the Terms of or Issue Preferred Stock. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than two-thirds (2/3rds) of the then outstanding shares of Series A Preferred Stock, shall be required (a) for any change to this Certificate of Designations or the Company’s Articles of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Preferred Stock or (b) for the issuance of additional shares of Series A Preferred Stock.

10.

Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series A Preferred Stock, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder to the Company (in form and substance satisfactory to the Company) and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Preferred Stock Certificates if the holder contemporaneously requests the Company to convert or redeem such shares of Series A Preferred Stock as provided herein.

11.

Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series A Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach, the holders of the Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach or the Series A Preferred Stockholders’ reasonable perception of a threatened breach by the Company of the provisions of this Certificate of Designations, without the necessity of showing economic loss and without any bond or other security being required.

12.

Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designations shall limit or modify any more general provision contained herein.   This Certificate of Designation shall be deemed to be jointly drafted by the Company and all initial purchasers of the Series A Preferred Stock and shall not be construed against any person as the drafter hereof.

13.

Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series A Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true this [__] day of May, 2009.

EVOLUTION RESOURCES, INC.

By:	/s/ Christopher Chambers
Name: Title:

EXHIBIT I

EVOLUTION RESOURCES, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series A Preferred Stock of Evolution Resources, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Preferred Stock, par value $.001 per share (the “Preferred Shares”), of Evolution Resources, Inc., a Nevada corporation (the “Company”), indicated below into shares of Common Stock, par value $.001 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date of Conversion: _____________________________________________________________

Number of Preferred Shares to be converted: _________________________________________

Stock certificate no(s). of Preferred Shares to be converted: ______________________________

Please confirm the following information:

Conversion Price: _______________________________________________________________

Number of shares of Common Stock to be issued: _____________________________________

Number of shares of Common Stock
beneficially owned or deemed beneficially
owned by the Holder on the Date of Conversion: ______________________________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

Facsimile Number: ______________________________________________________________

Name of bank/broker due to

receive the underlying Common Stock: ______________________________________________

Bank/broker’s four digit “DTC” participant number

(obtained from the receiving bank/broker): __________________________________________

Authorization: ______________________________________

By: _______________________________________________

Name:_____________________________________________

Title: ______________________________________________

Dated:_____________________________________________